UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 17, 2016
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On December 21, 2016, The Hershey Company (the “Company”) filed a Current Report on Form 8-K (the “Form 8‑K”) disclosing that on December 17, 2016, the Company’s Board of Directors (the “Board”) appointed Michele G. Buck to serve as the Company’s President and Chief Executive Officer, effective March 1, 2017. The Form 8-K further disclosed that John P. Bilbrey, the Company’s current Chairman, President and Chief Executive Officer, will retire as President and Chief Executive Officer effective March 1, 2017 and will continue to serve as Non-Executive Chairman of the Board following his retirement from the Company. This Amendment No. 1 to the Form 8-K is being filed to include disclosure regarding Ms. Buck’s election as a director, her compensation as President and Chief Executive Officer and her employment agreement with the Company, as well as Mr. Bilbrey’s retirement agreement with the Company and his compensation as Non-Executive Chairman of the Board.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Michele G. Buck as Director

On February 21, 2017, the Board, upon the recommendation of its Governance Committee, increased the size of the Board from 11 to 12 members and elected Michele G. Buck as a director to fill the newly created directorship, to be effective concurrent with her promotion to President and Chief Executive Officer of the Company on March 1, 2017. Ms. Buck will not serve as a member of any Board committee, nor will she receive any additional compensation for her service as a director.

Michele G. Buck Compensation as President and Chief Executive Officer

On February 22, 2017, the independent members of the Board, upon the recommendation of its Compensation and Executive Organization Committee (the “Compensation Committee”), approved the terms of Ms. Buck’s compensation as President and Chief Executive Officer. In her new role, Ms. Buck will receive a base salary of $1,100,000 and her target annual incentive award opportunity under the One Hershey Incentive Program of the Company’s Equity and Incentive Compensation Plan (“EICP”) will be 130% of her base salary, in each case effective March 1, 2017. In addition, Ms. Buck’s target long-term incentive award opportunity under the long-term incentive program of the EICP will be 450% of her base salary, also effective March 1, 2017.

Additional information regarding the Company’s executive compensation programs, including information about the One Hershey Incentive Program and the EICP, can be found in the Company’s 2016 proxy statement.

Michele G. Buck Executive Employment Agreement

As part of its actions on February 22, the independent members of the Board, upon the recommendation of the Compensation Committee, authorized the Company to enter into an Executive Employment Agreement (the “Employment Agreement”) with Ms. Buck to reflect the terms and conditions of her employment as the Company’s President and Chief Executive Officer. The Company and Ms. Buck entered into the Employment Agreement on February 24, 2017, with an effective date of March 1, 2017.

The Employment Agreement provides for Ms. Buck’s continued employment as President and Chief Executive Officer and for Ms. Buck’s continuing service as a member of the Board following her initial election effective March 1, 2017. The Employment Agreement does not have a specified term, and Ms. Buck’s employment is on an at-will basis.

The Employment Agreement also provides for continuation of Ms. Buck’s annual base salary and participation in the Company’s annual and long-term incentive programs. Under the terms of the Employment Agreement, Ms. Buck is entitled to continue to participate in the Company’s other incentive programs as well as its retirement and benefit plans as in effect from time to time, on a basis consistent with the Company’s other senior executives, and in the Company’s Supplemental Executive Retirement Plan (the “SERP”) and Executive Benefits Protection Plan (Group 3A), each as currently in effect.

In the event Ms. Buck’s employment is terminated by the Company without cause or if she resigns with good reason (in each case as defined in the Employment Agreement), Ms. Buck will be entitled to a cash severance benefit equal to two times the aggregate of her then current base salary plus her target annual incentive award opportunity. She will also be entitled to receive a pro rata payment of the annual incentive program award for the year of termination and to continue certain welfare benefits.

The Employment Agreement subjects Ms. Buck to certain non-competition and non-solicitation covenants and to compensation recovery to the extent required by applicable law and regulations.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

John P. Bilbrey Retirement Agreement

On February 22, 2017, the independent members of the Board, upon the recommendation of the Compensation Committee, authorized the Company to enter into a Retirement Agreement (the “Retirement Agreement”) with John P. Bilbrey in order to set forth the benefits Mr. Bilbrey will receive in connection with his retirement from the positions of President and Chief Executive Officer of the Company, effective March 1, 2017. The Company and Mr. Bilbrey entered into the Retirement Agreement on February 22, 2017.

Pursuant to the Retirement Agreement, Mr. Bilbrey will receive all of the payments and benefits to which he is entitled upon a voluntary termination of his employment under the terms and conditions of (i) his employment agreement, (ii) the EICP and each award agreement governing outstanding stock options, restricted stock units and performance stock units issued to Mr. Bilbrey thereunder, (iii) the Company’s Deferred Compensation Plan and (iv) the SERP. For purposes of calculating Mr. Bilbrey’s benefits under the SERP, Mr. Bilbrey will be deemed to have retired on July 1, 2017 (the date on which Mr. Bilbrey initially planned to retire) and to have completed 1,000 “hours of service” under the SERP in 2017 (as such term is defined in the SERP).

The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8‑K and is incorporated herein by reference.

John P. Bilbrey Compensation as Non-Executive Chairman of the Board

Also on February 22, 2017, the independent members of the Board, upon the recommendation of the Compensation Committee, approved the compensation to be provided to Mr. Bilbrey for his service as Non-Executive Chairman of the Board, to be effective March 1, 2017. In addition to the standard compensation paid to all non-employee directors of the Company, including an annual cash retainer of $100,000 and restricted stock units valued at $150,000, Mr. Bilbrey will receive an additional Non-Executive Chairman annual cash retainer of $150,000.

Additional information regarding the Company’s director compensation program can be found in the Company’s 2016 proxy statement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	10.1	Executive Employment Agreement, effective as of March 1, 2017, by and between The Hershey Company and Michele G. Buck
	10.2	Retirement Agreement, dated as of February 22, 2017, by and between The Hershey Company and John P. Bilbrey

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: February 24, 2017	By: /s/ Leslie M. Turner
Leslie M. Turner Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement, effective as of March 1, 2017, by and between The Hershey Company and Michele G. Buck
10.2	Retirement Agreement, dated as of February 22, 2017, by and between The Hershey Company and John P. Bilbrey